EXHIBIT 23.2
                           ARTHUR ANDERSEN LLP



                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated April 17, 1995 on the consolidated financial statements (and schedules) of The Quick & Reilly Group, Inc. incorporated by reference in the Company's Form 10-K for the year ended February 28, 1995 and to all references to our Firm included in this registration statement.



     /s/ ARTHUR ANDERSEN LLP

     November 7, 1995